For Immediate Release

                  TIME WARNER BUSINESSES REPORT RECORD 1999 AND
                             FOURTH-QUARTER RESULTS

                        -Normalized 1999 EBITA Grew 15%-
           -1999 Normalized EPS Improves to $.39 Income vs. $.06 Loss-
            -Cable Networks, Publishing, Warner Bros. and Cable Post
                         All-Time Record Yearly Results-

NEW YORK, February 2, 2000-Time Warner Inc. (Time Warner, NYSE: TWX) reported record 1999 operating income before amortization of intangible assets (EBITA) of $7.333 billion, up 64%, on revenues of $27.333 billion versus $4.462 billion of EBITA on revenues of $26.244 billion in 1998. EBITA grew 15% for the year when normalized principally for certain cable-related and filmed entertainment transactions in 1999 and 1998 and digital media activities. Cable Networks, Publishing, Warner Bros. and Cable all posted all-time records.

For the fourth quarter of 1999, Time Warner reported record EBITA of $2.454 billion, up 79%, on revenues of $7.988 billion. This compares to EBITA of $1.368 billion on revenues of $7.267 billion for the same period in 1998. Revenues grew 11% and EBITA grew 12% when normalized principally for certain cable-related and filmed entertainment transactions in 1999 and 1998 and digital media activities. In the quarter, Cable Networks, Publishing, and Cable all posted all-time records. Below are EBITA results for the fourth quarter and full year (in millions):

                                        Fourth Quarter                      Year
                                   Historical  Pro Forma (1)       Historical   Pro Forma (1)
                                      1999        1998                 1999         1998
                                      ----        ----                 ----         ----
Cable Networks                      $  394      $  316             $  1,397      $ 1,160
Publishing                             260         234                  679          607
Music                                  173         205                  452          493
Filmed Entertainment (2)               191         198                  997          695
Broadcasting-The WB Network              3         (15)                 (92)         (93)
Cable (2)                            1,450         448                3,927        1,694
Intersegment Elimination                 -         (18)                 (10)         (94)
                                       ---         ---                  ---          ---
EBITA Excluding Digital Media        2,471       1,368                7,350        4,462
Digital Media                          (17)          -                  (17)           -
                                       ---         ---                  ---          ---
TOTAL EBITA                         $2,454      $1,368               $7,333       $4,462
                                    ======      ======               ======       ======


(1) To enhance comparability, prior period information has been provided on a "pro forma" consolidated basis that retroactively reflects Time Warner's consolidation of the Entertainment Group, which substantially consists of TWE. Pro forma 1998 operating results, as presented in the table, do not adjust for the effects of other significant transactions and nonrecurring items discussed elsewhere herein.

(2)  Filmed   entertainment   and  cable   operating   results  include  certain
     significant  and  nonrecurring  net gains,  as described  more fully in the discussion of divisional results included elsewhere herein.

Commenting on the company's performance, Time Warner's Chairman and CEO Gerald M. Levin said, "I am pleased with our record results and strong EBITA growth rate of 15% for 1999, which met the top end of the range of our aggressive targets for the year, and with the record performance of the Turner Cable Networks, HBO, Time Inc., Warner Bros. and Time Warner Cable. In addition, our overall company advertising revenue grew by 20% to over $5 billion in 1999. Our strategic combination with AOL will accelerate the digital transformation of Time Warner, creating the world's first Internet-age media and communications company. Through our joint venture agreement with EMI, we will form the world's premier music group, one that will define and drive the growth of the music industry. Going forward, as we proceed with these transforming transactions, the underlying strengths of Time Warner's operating performance will help provide a dynamic base for the success of our new enterprise."

For the full year, basic net income per common share, when normalized to exclude the aggregate effect of certain significant nonrecurring items (1), was $.39 in 1999, compared to a net loss of $.06 per common share in 1998. On a reported basis, Time Warner had basic income per common share before an extraordinary item of $1.51 in 1999, and $1.50 after, compared to a net loss of $.31 per common share in 1998.

For the fourth quarter, basic net income per common share, when normalized to exclude the aggregate effect of the nonrecurring items (1), was $.20 in 1999, compared to $.11 per common share in 1998. On a reported basis, Time Warner had fourth-quarter basic net income per common share of $.65 in 1999, compared to a net loss of $.17 per common share in 1998.

CABLE  NETWORKS
Fourth-quarter EBITA for the Cable Networks division was an all-time record $394 million, up 25%, versus $316 million a year earlier. Full-year EBITA for Cable Networks was an all-time record $1.397 billion, up 20%, versus $1.160 billion a year earlier. The Turner Cable Networks' 23% EBITA growth for the year resulted from double-digit increases in both subscription and advertising revenues. Total revenues in 1999 for the Turner Cable Networks were up 19% from a year ago. HBO's 16% EBITA growth for 1999 reflects increased subscription revenues for HBO and Cinemax. Turner South, TBS's first regional entertainment network, launched in the quarter with nearly one-million subscribers. In 1999, the Turner Cable Networks delivered their largest annual audiences ever. TBS Superstation and TNT aired all 10 of the top 10 theatrical film presentations on basic cable, and all five of the top five original movies. HBO and Cinemax subscriptions grew 1.1 million to 35.7 million at year end. In January 2000, HBO won eight Golden Globe Awards, the most of any television network, including four awards for the hit series The Sopranos, two for Sex and the City, and one each for Introducing Dorothy Dandridge and RKO 281.

PUBLISHING
Fourth-quarter EBITA for Time Inc., the company's publishing division, was an all-time record $260 million, up 11%, compared to $234 million for the year-earlier period. The fourth quarter was Time Inc.'s 25th straight quarter of EBITA growth. For 1999, EBITA was up 12%, to an all-time record $679 million from $607 million in 1998. Contributing to the year's results were strong 16% advertising revenue improvements. Across-the-board advertising gains were led by In Style, People, Fortune and Time. These gains were somewhat offset by lower direct marketing results. Circulation growth continued, with Teen People raising its rate base to 1.5 million and In Style increasing its to 1.3 million. At year end, Time Inc. magazines reached a gross audience of approximately 200 million. During the quarter, Time Inc.'s Book-of-the-Month Club and Bertelsmann A.G.'s Doubleday Direct announced an agreement in principle to form a new partnership that will offer a far greater choice of book titles to their combined club members.

MUSIC
Warner Music Group posted fourth-quarter EBITA of $173 million, compared to $205 million in the fourth quarter of 1998. For 1999, EBITA was $452 million, down 8%, compared to $493 million a year ago. The year's results reflect declines in both domestic and international revenue and lower results from its 50%-owned Columbia House partnership. Top worldwide sellers for the year include Cher, Red Hot Chili Peppers, Kid Rock, Eric Clapton, The Corrs, Madonna, Tim McGraw, Luis Miguel, Sugar Ray, the Pokemon soundtrack, Faith Hill, Phil Collins, Metallica, Goo Goo Dolls, Austin Powers: The Spy Who Shagged Me Vol. 1 soundtrack, Leann Rimes and Mana. Warner Music artists earned 73 Grammy nominations in January, in such key categories as Record of the Year, Best New Artist, Best Pop Album, Best Rock Album, Best Rap Album and Best Country Album. In January, Time Warner and EMI Group plc announced an agreement to form the world's premier music group by combining their recorded music and music publishing businesses into a global joint venture, which will be consolidated by Time Warner.


    (1) The comparability of Time Warner's income (loss) per common share on a quarterly and annual basis is affected by certain significant and nonrecurring items recognized in each period. For the quarter, these items include a gain in 1999 from the sale of an interest in CanalSatellite, a non-cash charge in 1999 in connection with Warner Bros.' retail stores, net gains in 1999 and 1998 relating to the sale or exchange of cable television systems and investments, a charge in 1998 to reduce the carrying value of an interest in Primestar and the effect of a one-time increase in preferred dividend requirements in 1998 relating to the redemption of Time Warner's Series M preferred stock. In addition to those items, significant and nonrecurring items for the year include a gain in 1999 from the early termination of a long-term video distribution agreement, a gain in 1999 relating to the initial public offering of a 20% interest in Time Warner Telecom and an extraordinary loss in 1999 on the retirement of debt.

FILMED ENTERTAINMENT
Fourth-quarter EBITA for Filmed Entertainment was $191 million, versus $198 million for the comparable 1998 period. Full-year EBITA was an all-time record $997 million, versus $695 million for the year-earlier period. On a normalized basis, EBITA grew 14% for the year. The 1999 reported results include net pretax gains of approximately $215 million recognized in the first quarter in connection with the early termination and settlement of a long-term video distribution agreement and $97 million recognized in the fourth quarter in connection with the sale of an interest in CanalSatellite, a satellite television platform servicing France and Monaco, offset in part by a one-time, fourth-quarter non-cash charge of $106 million relating to Warner Bros.' retail stores. EBITA for 1999 benefited from increases in revenue from Warner Bros.' worldwide theatrical and home video businesses, as well as improvements from TBS's film library operations, partially offset by lower results from Warner Bros.' consumer products operations. In 1999, Warner Bros. achieved $1 billion at the domestic box office for the first time and also exceeded $1 billion at the international box office. Theatrical revenues for 1999 benefited from the box-office success of Warner Bros.' The Matrix, which earned more than $450 million worldwide and became Warner Bros.' highest-grossing film ever. Theatrical revenues in 1999 also benefited from the domestic box-office success of Warner Bros.' The Green Mile ($116 million to date) and Any Given Sunday ($73 million to date) and New Line's Austin Powers: The Spy Who Shagged Me ($205 million to date).

BROADCASTING-THE  WB NETWORK
The WB Television Network posted EBITA of $3 million in the quarter, compared to a loss of $15 million a year ago. The quarterly profit was the first ever for the network. For 1999, the loss was $92 million, compared to a loss of $93 million for 1998. The 1999 results reflect improved broadcasting revenues, offset by higher programming costs associated with an expanded programming schedule and increased start-up costs for The WB Network 100+ Station Group. In 1999, The WB successfully added new ratings winners such as Popular and Angel to established hits such as Buffy the Vampire Slayer, Dawson's Creek, Charmed, Felicity and 7th Heaven. Kids' WB!, anchored by Pokemon, has become the leading broadcast and cable children's network on Saturday mornings.

CABLE
In the fourth quarter, Time Warner Cable posted all-time record EBITA of $1.450 billion, up from $448 million a year ago. For 1999, EBITA was an all-time record $3.927 billion versus $1.694 billion in 1998. On a normalized basis, EBITA grew 11% for the year. The reported results include net pretax gains for the fourth quarter of $999 million in 1999 and $18 million in 1998 relating to the sale or exchange of cable television systems and investments. For the full year, net pretax gains amounted to $2.247 billion in 1999 and $108 million in 1998. The cable division's continuing solid double-digit growth reflects an increase in basic cable, pay-per-view and Road Runner revenues and in advertising revenues, which grew 26% in 1999. At the end of the fourth quarter, Time Warner Cable had an internal subscriber growth rate of 1.9%, served approximately 12.6 million subscribers, and passed 20.6 million homes, which is over 20% of total U.S. television households. At the end of the quarter, Time Warner Cable was offering digital video services to 430,000 subscribers. Road Runner, Time Warner Cable's jointly-owned high-speed online service, had approximately 550,000 subscribers at year end, having added 130,000 new subscribers in the quarter.

DIGITAL MEDIA
Time Warner Digital Media posted a loss of $17 million during the quarter, reflecting start-up activities associated with the company's digital media businesses, including Entertaindom (www.entertaindom.com), the company's entertainment Web destination launched in November.

Time Warner Inc. (NYSE: TWX, www.timewarner.com) is the world's leading media company. Its businesses include cable networks, publishing, music, filmed entertainment, cable and digital media.


####

                 Caution Concerning Forward-Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements in this document include statements about future financial and operating results, the proposed Time Warner/America Online transaction and Time Warner's proposed joint venture with EMI Group. The following factors, among others, could cause actual results to differ materially from those described herein: inability to obtain, or meet conditions imposed for, governmental approvals for the merger with America Online and/or the joint venture with EMI Group; failure of the Time Warner or America Online stockholders to approve the merger and/or the shareholders of EMI Group to approve the joint venture; the risk that the Time Warner and America Online businesses will not be integrated successfully; the costs related to the merger; the inability of Warner Music Group and EMI Group to realize synergies or other anticipated benefits of the joint venture; and other economic, business, competitive and/or regulatory factors affecting Time Warner's business generally. More detailed information about those factors is set forth in Time Warner's filings with the Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q and its Current Reports on Form 8-K dated January 10, 2000 and January 23, 2000 relating to these transactions. Time Warner is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


                         * * * * * * * * * * * * * * * * * * * * * *


Investors and security holders are urged to read the joint proxy statement/prospectus regarding the business combination transaction referenced in the foregoing information, when it becomes available, because it will contain important information. The joint proxy statement/prospectus will be filed with the Securities and Exchange Commission by Time Warner Inc. and AOL Time Warner Inc. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents filed by Time Warner Inc. and AOL Time Warner Inc. with the Commission at the Commission's web site at www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from Time Warner Inc. by directing a request to Time Warner Inc., 75 Rockefeller Plaza, New York, New York 10019,
Attention: Shareholder Relations, telephone: (212) 484-6971, e-mail: investrequest@twi.com.


To receive a copy of this press release through the Internet, access Time Warner's corporate website located at http://www.timewarner.com


Attachments:
(1) Consolidated Statement of Operations
(2) Notes to Statement of Operations

Contact:
Edward Adler
(212) 484-6630

                                                  TIME WARNER INC.
                                        CONSOLIDATED STATEMENT OF OPERATIONS
                                                 BY BUSINESS SEGMENT
                                        (In millions, except per share amounts)
                                                       (Unaudited)

                                                  Three Months Ended                    Years Ended
                                                     December 31,                      December 31,
                                                     ------------                      ------------
                                           1999        1998        1998          1999       1998        1998
                                        Historical  Pro Forma   Historical    Historical Pro Forma   Historical
                                        ----------  ---------   ----------    ---------- ---------   ----------
Revenues:
Cable Networks                           $1,686     $1,392      $   866      $ 6,111      $5,377      $3,325
Publishing                                1,426      1,336        1,336        4,663       4,496       4,496
Music                                     1,218      1,294        1,294        3,834       4,025       4,025
Filmed Entertainment                      2,387      2,188          498        8,075       7,978       1,917
Broadcasting - The WB Network               138         90            -          384         260           -
Cable                                     1,406      1,327          238        5,374       5,342         964
Digital Media                                 1          -            -            1           -           -
Intersegment elimination                   (274)      (360)         (37)      (1,109)     (1,234)       (145)
                                           ----       ----          ---       ------      ------        ----

Total revenues                           $7,988     $7,267       $4,195      $27,333     $26,244     $14,582
                                         ======     ======       ======      =======     =======     =======

Business segment operating income before
   amortization of intangible assets:
Cable Networks                              394        316          201        1,397      1,160          706
Publishing                                  260        234          234          679        607          607
Music                                       173        205          205          452        493          493
Filmed Entertainment                        191        198           98          997        695          192
Broadcasting - The WB Network                 3        (15)           -          (92)       (93)           -
Cable                                     1,450        448           96        3,927      1,694          325
Digital Media                               (17)         -            -          (17)         -            -
Intersegment elimination                      -        (18)          (6)         (10)       (94)         (27)
                                            ---        ---          ---          ---        ---          ---
                                          2,454      1,368          828        7,333      4,462        2,296

Amortization of intangible assets          (350)      (329)        (201)      (1,298)    (1,330)        (800)
                                           ----       ----         ----       ------     ------         ----

Business segment operating income         2,104      1,039          627        6,035      3,132        1,496

Equity in pretax income of Entertainment
 Group, substantially all TWE                 -          -          (81)           -          -          356
Interest and other, net                    (567)      (712)        (303)      (1,954)    (2,122)      (1,180)
Minority interest                           (60)       (66)           -         (418)      (266)           -
Corporate expenses                          (43)       (46)         (28)        (163)      (158)         (86)
                                            ---        ---          ---         ----       ----          ---

Income before income taxes                1,434        215          215        3,500        586          586
Income tax provision                       (586)      (125)        (125)      (1,540)      (418)        (418)
                                           ----       ----         ----       ------       ----         ----

Income before extraordinary item            848         90           90        1,960        168          168
Extraordinary loss on retirement of
 debt, net of $9 million income tax           -         -             -         (12)         -            -
 benefit in 1999                            ---        ---          ---         ---         ---          ---

Net income                                  848         90           90        1,948        168          168
Preferred dividend requirements              (7)      (304)        (304)         (52)      (540)        (540)
                                            ---       ----         ----          ---       ----         ----

Net income (loss) applicable to
 common shares                           $  841    $  (214)       $(214)     $ 1,896     $ (372)      $ (372)
                                         ======    =======        =====      =======     ======       ======

Income (loss) per common share
 before extraordinary item:
   Basic                                  $ .65     $ (.17)      $ (.17)      $ 1.51     $ (.31)      $ (.31)
                                          =====     ======       ======       ======     ======       ======
   Diluted                                $ .62     $ (.17)      $ (.17)      $ 1.43     $ (.31)      $ (.31)
                                          =====     ======       ======       ======     ======       ======

Net income (loss) per common share:
   Basic                                  $ .65     $ (.17)      $ (.17)      $ 1.50     $ (.31)      $ (.31)
                                          =====     ======       ======       ======     ======       ======
   Diluted                                $ .62     $ (.17)      $ (.17)      $ 1.42     $ (.31)      $ (.31)
                                          =====     ======       ======       ======     ======       ======

Average common shares:
   Basic                                1,286.5    1,227.2      1,227.2      1,267.0    1,194.7      1,194.7
                                        =======    =======      =======      =======    =======      =======
   Diluted                              1,391.8    1,227.2      1,227.2      1,398.3    1,194.7      1,194.7
                                        =======    =======      =======      =======    =======      =======

                                TIME WARNER INC.
                        NOTES TO STATEMENT OF OPERATIONS

Note 1: Basis of Presentation

Time Warner classifies its business interests into six fundamental areas: Cable Networks, consisting principally of interests in cable television programming; Publishing, consisting principally of interests in magazine publishing, book publishing and direct marketing; Music, consisting principally of interests in recorded music and music publishing; Filmed Entertainment, consisting principally of interests in filmed entertainment, television production and television broadcasting; Cable, consisting principally of interests in cable television systems; and Digital Media, consisting principally of interests in Internet-related and digital media businesses.

A majority of Time Warner's interests in filmed entertainment, television production, television broadcasting and cable television systems, and a portion of its interests in cable television programming are held through Time Warner Entertainment Company, L.P. ("TWE"). Since 1993, Time Warner has not been consolidating TWE and certain related companies (the "Entertainment Group") for financial reporting purposes because a subsidiary of MediaOne Group, Inc. ("MediaOne"), which is a limited partner of TWE, had rights that allowed it to participate in the management of TWE's businesses. However, in August 1999, MediaOne's management rights over TWE were terminated. As a result, Time Warner's 1999 operating results reflect the consolidation of the Entertainment Group, which substantially consists of TWE, retroactive to the beginning of 1999. Time Warner's historical operating results for 1998 have not been changed; however, in order to enhance comparability, pro forma operating results for 1998 retroactively reflecting the consolidation of TWE are presented supplementally.

Note 2: Cable-Related Transactions

Gains on the Sale or Exchange of Cable Television Systems and Investments

In 1999 and 1998, largely in an effort to enhance their geographic clustering of cable television properties, Time Warner and TWE sold or exchanged various cable television systems and investments. As a result of these transactions, the operating results of Time Warner's Cable division include net pretax gains for the fourth quarter of $999 million in 1999 and $18 million in 1998 on a pro forma basis. Net pretax gains for the year amounted to $2.247 billion in 1999 and $108 million in 1998 on a pro forma basis. On a historical basis for 1998, all $18 million of the net pretax gains recognized in the fourth quarter of 1998 are included in the operating results of Time Warner's Cable division and the remaining $90 million of gains recognized during the year are included in Time Warner's equity in the pretax income of the Entertainment Group.

1999 Gain on Time Warner Telecom's Initial Public Offering

In May 1999, Time Warner Telecom, a competitive local exchange carrier that provides telephony services to businesses, completed an initial public offering of 20% of its common stock (the "Time Warner Telecom IPO"). Time Warner Telecom raised net proceeds of approximately $270 million. Approximately $180 million of these proceeds were used to pay obligations owed to Time Warner and TWE. In turn, Time Warner and TWE used those proceeds principally to reduce bank debt. In connection with the Time Warner Telecom IPO and certain related transactions, Time Warner's ownership interest in Time Warner Telecom was diluted from 61.98% to 48.21%. As a result, Time Warner recognized a pretax gain of approximately $115 million. This gain has been included in interest and other, net, in Time Warner's 1999 consolidated statement of operations.

1998 Primestar Write-Down

In the fourth quarter of 1998, TWE recorded a charge of approximately $210 million principally to reduce the carrying value of its 24% interest in Primestar, Inc. ("Primestar"), a direct broadcast satellite company. This charge reflected a significant decline in the fair value of Primestar during that quarter. The decline in Primestar's value was confirmed by the sale of its assets and operations to DirecTV, a competing direct broadcast satellite business owned by Hughes Electronics Corp., which occurred during the first half of 1999. This charge has been included in interest and other, net, in Time
Warner's 1998 pro forma consolidated statement of operations and, on a historical basis for 1998, in Time Warner's equity in the pretax income of the Entertainment Group.

1998 Cable Transactions

A number of significant transactions occurred in 1998 that further affected the comparability of the Cable division's results. These transactions consist of (i) the transfer of Time Warner Cable's direct broadcast satellite operations to Primestar, effective as of April 1, 1998, (ii) the formation of the Road Runner joint venture to operate and expand Time Warner Cable's and MediaOne's existing high-speed online businesses, effective as of June 30, 1998, (iii) the reorganization of Time Warner Cable's business telephony operations into a separate entity now named Time Warner Telecom Inc., effective as of July 1, 1998 and (iv) the formation of a joint venture in Texas that owns cable television systems serving approximately 1.1
million  subscribers,  effective as of December 31, 1998. These   transactions
are all more fully described in Time Warner's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1998, as amended.

Note 3:  Filmed Entertainment Transactions

1999 Gain on Termination of MGM Video Distribution Agreement

In  March  1999,  Warner  Bros.  and   Metro-Goldwyn-Mayer,   Inc.  ("MGM")
terminated a long-term  distribution  agreement  under which  Warner  Bros.  had exclusive  worldwide  distribution  rights  for  MGM/United  Artists  home video product.  In  connection  with the  early  termination  and  settlement  of this distribution agreement, Warner Bros. recognized a net pretax gain of approximately $215 million, which has been included in the 1999 operating results of Time Warner's Filmed Entertainment division.

1999 Gain on Sale of CanalSatellite

In December 1999, Warner Bros. sold its 10% interest in CanalSatellite, a satellite television distribution service in France and Monaco, to Canal Plus, a large French media entertainment company. In connection with the sale, Warner Bros. recognized a pretax gain of $97 million, which has been included in the 1999 operating results of Time Warner's Filmed Entertainment division.

1999 Warner Bros. Retail Stores Write-Down

In the fourth quarter of 1999, Warner Bros. recorded a noncash, pretax charge of $106 million to reduce the carrying value of certain fixed assets and leasehold improvements used in its retail stores. The charge represents the excess of the carrying value of the assets used in Warner Bros.' retail stores over the discounted future cash flows from such operations, based on a plan adopted in December 1999 that is designed to improve the performance of its stores. The charge has been included in the 1999 operating results of Time Warner's Filmed Entertainment division.

Note 4:  1998 Redemption of Series M Exchangeable Preferred Stock

In December 1998, Time Warner redeemed all of its outstanding shares of 10 1/4% Series M exchangeable preferred stock at an aggregate cost of approximately $2.1 billion. The redemption was funded with proceeds from the issuance of lower-cost debt. As a result of this redemption, preferred dividend requirements in Time Warner's 1998 consolidated statement of operations include a one-time effect of $234 million relating to the premium paid in connection with such redemption.

Note 5:  Income Taxes

The relationship between income before income taxes and income tax expense of Time Warner is affected by the amortization of goodwill and certain other financial statement expenses that are not deductible for income tax purposes. Historical income tax expense of Time Warner for 1998 includes all income taxes related to its allocable share of partnership income and its equity in the income tax expense of corporate subsidiaries of the Entertainment Group.

Note 6:  Income (Loss) per Common Share

Basic income (loss) per common share is based upon the net income (loss) applicable to common shares after preferred dividend requirements and upon the weighted average of common shares outstanding during the period. Diluted income
(loss) per common share adjusts for the effect of convertible securities, stock options and other potentially dilutive financial instruments only in the periods in which such effect would have been dilutive.






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Note 7:  Comparability of Income (Loss) per Common Share

As described more fully above, income (loss) per common share has been affected by certain significant, nonrecurring items recognized in 1999 and 1998. Those items consist of net gains relating to (i) the sale or exchange of various cable television systems and investments in both periods, (ii) the 1999 gain on the Time Warner Telecom IPO, (iii) the 1998 Primestar write-down, (iv) the net gains relating to the 1999 Filmed Entertainment transactions, (v) the 1998 redemption of the Series M exchangeable preferred stock and (vi) an extraordinary loss in 1999 relating to the retirement of debt. The aggregate net effect of these items was to increase (decrease) basic net income per common share for the fourth quarter by $.45 in 1999 and $(.28) in 1998. For the year, the aggregate net effect was to increase (decrease) basic net income per common share by $1.11 in 1999 and $(.25) in 1998. On a diluted basis, the aggregate net effect for the fourth quarter was an increase (decrease) in net income per common share of $.42 in 1999 and $(.28) in 1998. For the year, on a diluted basis, the aggregate net effect was an increase (decrease) in net income per common share of $1.03 in 1999 and $(.25) in 1998.






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